UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2021

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

11 Hurley Street Cambridge, Massachusetts
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨ ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, Editas Medicine, Inc. (the “Company”) appointed James C. Mullen as President and Chief Executive Officer of the Company effective as of February 15, 2021, succeeding Cynthia Collins as President and Chief Executive Officer of the Company. Ms. Collins also resigned as a member of the Company Board of Directors effective February 4, 2021.

Mr. Mullen, age 62, has been Chairman of the Board of Directors of the Company, since March 2018. He previously served as Chief Executive Officer and a director of Patheon N.V., a pharmaceutical contract development and manufacturing organization, from March 2011 until its acquisition by Thermo Fisher Scientific, Inc. ("Thermo Fisher"), a public biotechnology product development company, in August 2017. Prior to joining Patheon, from June 2000 to June 2010, Mr. Mullen served as the president and Chief Executive Officer of Biogen Inc. ("Biogen"), one of the world's largest biotechnology companies. Mr. Mullen held various operating positions at Biogen prior to becoming Chief Executive Officer, including Chief Operating Officer, Vice President, International, and Vice President, Operations. Mr. Mullen has served on the board of directors of Thermo Fisher since November 2018. Mr. Mullen previously served on the board of directors of Insulet Corporation, a public medical device company, from September 2017 until January 2019 and PerkinElmer, Inc., a public technology and service provider for diagnostics, research, environmental and industrial and laboratory services markets, from 2003 to April 2015. He also previously served as Chairman of the Biotechnology Innovation Organization. Mr. Mullen received a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Villanova University.

In connection with her departure, Ms. Collins entered into a separation agreement with the Company that provides that Ms. Collins will receive an amount equivalent to 12 months of her current base salary, payable in installments in accordance with the Company’s regular payroll practices, her 2020 bonus and benefits continuation for up to 12 months.

As of the date of this report, the Company and Mr. Mullen have not entered into an agreement with respect to Mr. Mullen’s compensation and other terms of employment. When such agreement is entered into, the material terms of such arrangement will be disclosed in a subsequent filing.

On February 8, 2021, the Company issued a press release announcing Ms. Collins’ departure and the appointment of Mr. Mullen as President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on February 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: February 8, 2021	By:	/s/ Michelle Robertson
Michelle Robertson
Chief Financial Officer